UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 26, 2026

KARMAN HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42520	85-2660232
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5351 Argosy Avenue

Huntington Beach, California 92649

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (714) 898-9951

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	KRMN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On August 26, 2026, Karman Holdings Inc. (the “Company”) entered into a Sixth Amendment to its Credit Agreement (the “Sixth Amendment”), which amends the Credit Agreement, dated as of April 1, 2025 (as amended by the First Amendment to Credit Agreement, dated as of May 27, 2025, the Second Amendment to Credit Agreement, dated as of October 24, 2025, the Third Amendment to Credit Agreement, dated as of February 2, 2026, the Fourth Amendment to Credit Agreement, dated as of March 9, 2026 and the Fifth Amendment to Credit Agreement, dated as of August 3, 2026) by and among the Company, Citibank, N.A., as Administrative Agent and Collateral Agent (“Citibank”), and the other parties thereto (as amended, the “Credit Agreement”).

Under the terms of the Sixth Amendment, the Company increased the principal amount of its term loans by $100,000,000, for a total original principal amount of $863,961,000. The Company will use the proceeds from the increase in the term loans to fund the previously announced Walker Precision Engineering (“Walker”) transaction, and to pay related fees, commissions and expenses associated with the Sixth Amendment.

The foregoing description of the Sixth Amendment does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Sixth Amendment, a copy of which is attached hereto and filed as Exhibit 10.1 and incorporated herein by reference. Except as modified by the Sixth Amendment, the terms and conditions in the Credit Agreement remain the same as previously disclosed.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Please see Item 1.01 above, which information is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

The information contained in this Item 7.01 shall be considered “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act, nor shall it be deemed incorporated by reference into any reports or filings with the SEC, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

ITEM 8.01	OTHER EVENTS.

On August 28, 2026, the Company, through its wholly owned subsidiary, completed its previously announced acquisition of Walker for approximately $95 million or £70 million in cash, subject to customary adjustments. The Share Purchase Agreement for the acquisition contains customary representations, warranties and covenants of the parties.

Walker’s advanced products support missile seekers, guidance systems and control systems on more than 25 EU tactical missile, air and defense programs for prime contractors whose reach extends around the globe.

The acquisition accelerates the Company’s expansion beyond the United States, providing a European footprint from which to add to its 17 locations across eight U.S. states. Walker’s customers, advanced IP and technology represent a highly complementary fit with the Company’s, providing the combined customer base with an enhanced set of solutions to solve mission-critical challenges.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	SIXTH AMENDMENT TO CREDIT AGREEMENT

104	Cover Page Interactive File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARMAN HOLDINGS INC.

Date: August 28, 2026	By:	/s/ Jon Rambeau
Jon Rambeau
Chief Executive Officer